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                                                                    EXHIBIT 99.1


          DVI, INC. ANNOUNCES PRELIMINARY REVIEW OF RESERVES TO COVER
           DOUBTFUL RECEIVABLES TO RESULT IN SUBSTANTIAL INCREASE OF
         RESERVES; CERTAIN PRE-PETITION FUNDS RELATED TO SECURITIZATION
                             FACILITIES MISAPPLIED


Jamison, PA - September 25, 2003 - DVI, Inc. (OTCBB: DVIX) announced today that as a result of its quarterly review of DVI's reserves held against its loan portfolio assets, it expects a significant upward adjustment from the $20 million in the reserve that was previously reported in the Company's form 10-Q for the quarter ended March 31, 2003.

DVI filed for Chapter 11 protection on August 25, 2003.

DVI also announced that, in the two months prior to its bankruptcy filing, it may have utilized approximately $2,500,000 to $3,500,000 for working capital purposes, which amounts should have been remitted to limited liability companies formed in connection with DVI's securitization transactions.

DVI is an independent specialty finance company for healthcare providers worldwide with $2.8 billion of managed assets. DVI extends loans and leases to finance the purchase of diagnostic imaging and other therapeutic medical equipment directly and through vendor programs throughout the world. DVI also offers lines of credit for working capital backed by healthcare receivables in the United States.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company's expectations regarding its reserves held against its loan portfolio assets. These statements may be identified by their use of words, such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of the Company's financial statements, business, results of operations, liquidity and future operating or financial performance. Factors that could affect the Company's forward-looking statements include, among other things: the finalization of the review of DVI's reserve for doubtful accounts, it sources for working capital and other items in the financial statements for the quarter ended March 31, 2003, which finalization may result in material changes, individually and in the aggregate from the financial statements previously reported; negative reactions from the Company's stockholders, creditors or vendors to the preliminary or final results of the review being conducted with respect to the Company's financial statements for the quarter ended March 31, 2003, including the Company's reserve for doubtful accounts and its sources for working capital; the impact and result of any litigation (including private litigation) or of any action by the New York Stock Exchange, any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or its financial statements; additional delays in completing the analysis of the Company's reserve amounts; adverse results on the Company's business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company's future performance. Actual results and performance may differ from the Company's current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company's business, financial condition, results of operations, liquidity or prospects. Since the analysis of the Company's required reserve amounts has not been completed, the information presented herein may differ materially from the Company's final determination of required reserve amounts that are finally issued, and the changes could, individually or in the aggregate, be material to the Company's business, financial position, results of operations or liquidity. Additionally, the Company is not obligated to make public indication of changes in its forward looking statements unless required under applicable disclosure rules and regulations.
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